Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Conquest Petroleum Inc.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Conquest Petroleum Inc. (“Company”) dated November 13, 2009, of our reports dated April 15, 2009, relating to the Company’s financial statements appearing in the Form 10-K for each of the years ended December 31, 2008 and 2007.

/s/ M&K CPAS, PLLC

Houston, Texas

November 11, 2009